Exhibit 23.1

               Consent of Independent Certified Public Accountants





Bentley International, Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 33-47456) of our report dated February 27, 1998, relating to the consolidated financial statements of Bentley International, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.


                                          /s/ Rubin, Brown, Gornstien & Co. LLP
                                          --------------------------------------
                                          RUBIN, BROWN, GORNSTEIN & CO., LLP


St. Louis, Missouri
February 27, 1998


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